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                                                                   EXHIBIT 10.27
                               LICENSE AGREEMENT

THIS LICENSE AGREEMENT (the "Agreement") is entered into and shall be effective as of May __, 1999, (the "Effective Date"), and is made by and between Mohan Ananda ("Ananda"), an individual residing at 549 Lakeview Canyon Road, Westlake Village, CA 91362, and Stamps.com, Inc. (the "Company"), a Delaware corporation with its primary place of business located at 2900 31st Street, Suite 150, Santa Monica, CA 90405, formerly known as StampMaster, Inc. (collectively, the "Parties").

WHEREAS, Ananda owns a significant interest in the Company;

WHEREAS, the Parties believe that certain provisions of the Assignment and License Agreement, as defined below, including but not limited to the exclusive license granted in Article III, may jeopardize the Company's ability to raise funds, may also diminish the Company's value to present and future investors and may also jeopardize the Company's competitiveness;

WHEREAS, the Parties wish to benefit from resolving the issues related to these provisions;

WHEREAS, the Parties wish to terminate and replace the Assignment and License Agreement with this Agreement;

WHEREAS, the Parties wish for the Company to own all right, title and interest to the Licensed Patents, Assigned Patent Applications, Disclosed Inventions, Licensed Continuations, and Know-how, as such terms are defined below;

WHEREAS, the Company shall receive a non-exclusive license to Improvements, as defined below, and related know-how developed by Ananda after the Effective Date; and

WHEREAS, Ananda shall receive a limited exclusive license and a limited nonexclusive license, as described below;

NOW THEREFORE, in consideration of the premises and mutual covenants herein contained, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto agree as follows:

1.   Definitions

     As used in this Agreement, the following terms with initial capitalization shall have the meanings as set forth below:

     1.1 "Assigned Patent Applications" shall mean all pending patent applications as of the Effective Date invented by Ananda, including but not limited to United States Application for Letters Patent for Secure On-Line PC Postage Metering System filed on June 10, 1997, and assigned Serial No. 08/872,792, and United States Application for Letters Patent for On-Line Postage System filed on September 15, 1998, and assigned Serial No. 09/163,993, and all patents, foreign patents and patent applications, substitutions, extensions, reissues, reexaminations, renewals, divisions, continuations, and


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          continuations-in-part related to, including but not limited to claiming the benefit and/or priority of, said pending patent applications.

     1.2 "Assignment and License Agreement" shall mean the self-styled ASSIGNMENT AND LICENSE AGREEMENT of January 20, 1998, between Ananda and the Company, attached to this Agreement as Exhibit A.

     1.3 "Attached Assignments" shall mean (i) the PATENT ASSIGNMENT to United States Patents 5,495,411, 5,548,645 and 5,638,513 and United States Application for Letters Patent for Secure On-Line PC Postage Metering System filed on June 10, 1997, and having Serial No. 08/872,792, executed by Ananda, on January 20, 1998, attached to this Agreement as Exhibit B and (ii) the ASSIGNMENT to United States Application for Letters Patent for On-Line Postage System filed on September 30, 1998, and having Serial No. 09/163,993, executed by Ananda on September 15, 1998, and attached to this Agreement as Exhibit C.

     1.4 "Confidentiality Agreement" shall mean the self-styled CONFIDENTIAL INFORMATION AND INVENTION ASSIGNMENT AGREEMENT of January 20, 1998, between Ananda and the Company, attached to this Agreement as Exhibit D.

     1.5 "Disclosed Inventions" shall mean the inventions described in Exhibits A and B of the Separation Agreement, and all patents, foreign patent applications, substitutions, extensions, reissues, reexaminations, renewals, divisions, continuations, and continuations-in-part related to or arising from such patents or inventions, and any Know-how (as such term is defined below) related to any such patents or inventions.

     1.6 "Employment Agreement" shall mean the self-styled EMPLOYMENT AGREEMENT of January 20, 1998, between Ananda and the Company, attached to this Agreement as Exhibit E.

     1.7 "Improvement" shall mean any new or modified system that is patentable and that either: (i) performs substantially the same function as a Licensed Product in a more efficient and/or more economical way; or
          (ii) performs substantially the same function as a Licensed Product, and costs less to distribute or manufacture than the Licensed Product.

     1.8 "Improvement Know-how" shall mean any and all secret, proprietary or confidential information, experience, trade secrets, inventions, discoveries, formulas, designs, techniques, applications, processes, ideas, or concepts, necessary to practice any Improvement.

     1.9 "Know-how" shall mean any and all secret, proprietary or confidential information, experience, trade secrets, inventions, discoveries, formulas, designs, techniques, applications, processes, ideas, or concepts, created or developed by Ananda from the creation of the Company until the Effective


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          Date that are related to the business of the Company, including but not limited to: (i) postal stamp and postage metering, printing, data, verification, and security, (ii) electronic scrip printing for any use including without limitation ticketing, vouchering and couponing,
          (iii) electronic scrip printing by utilizing internet-related metering, printing, data, verification, and security, or (iv) any use, application, product, process, or technique relating to any use described in subsection (i), (ii) or (iii) above, including, without limitation, software, hardware, firmware, data and files, whether or not reduced to practice, whether or not reduced to writing and whether or not patentable.

     1.10 "Licensed Continuations" shall mean all substitutions, extensions, reissues, reexaminations, renewals, divisions, continuations, and continuations-in-part related to, including but not limited to claiming the benefit and/or priority of, the Licensed Patents (as such term is defined below).

     1.11 "Licensed Field A" shall mean, and is limited to, systems for encoding and decoding digital data in the form of audio and video recording (including music) and games, in connection with the sale, rental or other distribution of said digital data, such that use of said digital data on the user's computer system while encoded requires the maintenance of a connection to a remote computer system.

     1.12 "Licensed Field B" shall mean, and is limited to, either: (a) systems for encoding and decoding digital data in the form of third party commercial software products, in connection with the sale, rental or other distribution of third party commercial software products, such that use of the third party commercial software products on the user's computer system while encoded requires the maintenance of a connection to a remote computer system; or (b) authentication software to enable a system for secure data file storage at the client location, such software involving both the maintenance of client profiles and secured transactions over the internet or a computer network. Licensed Field B is expressly limited by Section 7 (Noncompetition) of this Agreement. For the avoidance of doubt, and without limitation, Licensed Field B expressly does not include: (i) postal stamp and postage metering, printing, data, verification, and security, (ii) electronic scrip printing for any use, including without limitation ticketing, vouchering and couponing, (iii) electronic scrip printing by utilizing internet-related metering, printing, data, verification, and security, or (iv) any use, application, product, process, or technique relating to any use described in subsection (i), (ii) or (iii) above, including, without limitation, software, hardware, firmware, data and files.

     1.13 "Licensed Field C" shall mean, and is limited to, use, as an intermediary, of systems for secure electronic commerce transactions over the internet or an intranet communications network, such transactions involving both the participation of third-party vendors and the products of third-party vendors. Licensed Field B is expressly limited by Section 7 (Noncompetition) of this Agreement. For the avoidance of doubt, and without limitation, Licensed


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          Field C expressly does not include: (i) postal stamp and postage metering, printing, data, verification, and security, (ii) electronic scrip printing for any use, including without limitation ticketing, vouchering and couponing, (iii) electronic scrip printing by utilizing internet-related metering, printing, data, verification, and security, or (iv) any use, application, product, process, or technique relating to any use described in subsection (i), (ii) or (iii) above, including, without limitation, software, hardware, firmware, data and files.

     1.14 "Licensed Field(s)" shall mean Licensed Field A, Licensed Field B, and/or Licensed Field C, as applicable.

     1.15 "Licensed Patents" shall mean only United States Patents 5,495,411, 5,548,645 and 5,638,513 and any related foreign patents or foreign patent applications but only to the extent that such foreign patents and foreign patent applications describe the same inventions as are described in said three United States patents. For avoidance of doubt, Licensed Patents shall not include any continuations-in-part related to, including but not limited to claiming the benefit and/or priority of, said three United States patents.

     1.16 "Licensed Products" shall mean any and all products the manufacture, use, sale, offer for sale, or import of which, but for the licenses granted in this Agreement, would infringe or contribute to the infringement of a claim of one or more Licensed Patents or of one or more patents issuing from the Assigned Patent Applications, the Licensed Continuations, or the Disclosed Inventions.

     1.17 "Past Agreements" shall mean the Assignment and License Agreement, the Confidentiality Agreement, the Employment Agreement, and the Attached Assignments.

     1.18 "Separation Agreement" shall mean the self-styled Separation Agreement and Release between Company and Ananda, executed contemporaneously with this Agreement, attached to this Agreement as Exhibit F.

     1.19 "Third Parties" shall mean any legal person other than Ananda or the Company, including but not limited to:

          1.19.1 Ananda & Krause, A Professional Law Corporation located at 4500 East Thousand Oaks Boulevard, Suite 100, Westlake Village, California 91362.

          1.19.2 Any friends, relatives, acquaintances or business associates of Ananda.

          1.19.3 Any officer, director, or employee of the Company, past or present.

          1.19.4 Ari Engelberg, Vice President of Product Management of the Company.

          1.19.5  James A.C. McDermott, Vice President of the Company.

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          1.19.6  Jeffrey Green, Vice President of Marketing of the Company.

          1.19.7 Safeware Corporation, a company in which Ananda purportedly has an interest.

          1.19.8 SoftRent, a company in which Ananda purportedly has an interest.

          1.19.9 Steven J. Krause, c/o Ananda & Krause, A Professional Law Corporation located at 4500 East Thousand Oaks Boulevard, Suite 100, Westlake Village, California 91362.

2.   Termination of the Assignment and License Agreement

     The Parties do and hereby forever terminate the Assignment and License Agreement, as of the Effective Date. Pursuant to Section 5.3 of the Assignment and License Agreement, Articles I, II, IV, V and VII of the Assignment and License Agreement will continue in full force and effect. This Agreement replaces the Assignment and License Agreement. To the extent that there is a conflict or ambiguity between the Assignment and License Agreement and this Agreement, this Agreement shall control.

     The Parties agree that the Company owns all right, title and interest in and to the Licensed Patents, the Assigned Patent Applications, the Disclosed Inventions, the Licensed Continuations and the Know-how, except as provided in
Section 12 of the Separation Agreement. The Attached Assignments remain in full force and effect and have been or will be recorded in the Patent and Trademark Office by the Company.

3.   License Grant

     3.1 The Company hereby grants to Ananda a worldwide, transferable, fully paid up, exclusive license, only to the extent of Licensed Field A, under the Licensed Patents, and for the terms of such patents, to make, have made, use, import, sell, offer to sell, and otherwise distribute products embodying the inventions thereof and to offer and perform services within Licensed Field A that practice the processes and methods of the Licensed Patents.

     3.2 The Company hereby grants to Ananda a worldwide, transferable, fully paid up, non-exclusive license, only to the extent of Licensed Field A and Licensed Field B, under any patents issuing from the Disclosed Inventions, the Assigned Patent Applications or the Licensed Continuations, to make, have made, use, import, sell, offer to sell, and otherwise distribute products embodying the Disclosed Inventions, the Assigned Patent Applications or the Licensed Continuations and to offer and perform services within Licensed Field A and Licensed Field B that practice the processes and methods of patents issuing from the Disclosed Inventions, the Assigned Patent Applications or the Licensed Continuations.

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     3.3  The Company hereby grants to Ananda a worldwide, transferable, fully paid up, non-exclusive license, only to the extent of Licensed Field C, under any patents issuing from the Disclosed Inventions to make, have made, use, import, sell, offer to sell, and otherwise distribute products embodying the Disclosed Inventions and to offer and perform services within Licensed Field C that practice the processes and methods of patents issuing from the Disclosed Inventions.

     3.4 The Company hereby grants to Ananda a worldwide, transferable, fully paid up, non-exclusive license, only to the extent of Licensed Field B, under the Licensed Patents, and for the terms of such patents, to make, have made, use, import, sell, offer to sell, and otherwise distribute products embodying the inventions thereof and to offer and perform services within Licensed Field B that practice the processes and methods of the Licensed Patents.

     3.5 The Company hereby grants to Ananda a worldwide, transferable, fully paid up, non-exclusive license to the Know-how necessary to exercise the rights granted in Sections 3.1, 3.2, 3.3, and 3.4.

4.   Sublicenses

     The Company hereby grants to Ananda the right to grant exclusive or nonexclusive sublicenses in accordance with the following terms and conditions. Each sublicense shall be limited to the scope of the license granted to Ananda in this Agreement, including but not limited to the restriction to the applicable Licensed Field(s) in Section 3 (License Grant), the lack of any implied license as described in Section 6 (No Implied License), the requirement to maintain the confidentiality of this Agreement in Section 10 (Confidentiality of this Agreement), the representations and the warranties in Section 11.1 (Representations and Warranties) and the assignment provisions in Section 16 (Assignment of the Agreement). Each sublicense will terminate upon termination of this Agreement, and Ananda shall include a statement to that effect in each sublicense. Ananda shall provide The Company with a true copy of each sublicense within thirty (30) days after its execution.

5.   Intellectual Property Assistance by Ananda

     5.1 Ananda hereby agrees to provide reasonable assistance to the Company, or its designees, at the Company's expense and request, to secure the Company's rights in the Licensed Patents, the Assigned Patent Applications, the Licensed Continuations, and the Disclosed Inventions in any and all countries, including the disclosure to the Company of all pertinent information and data with respect thereto, the execution of all applications, specifications, oaths, assignments, recordations, and all other instruments which the Company, in its sole discretion, shall deem necessary in order to apply for, obtain, maintain, and transfer such rights and in order to assign and convey to the Company, its successors, assigns and nominees the sole and exclusive rights, title and interest in and to the Licensed Patents, the Assigned Patent Applications, the Licensed Continuations and the Disclosed Inventions. If the Company is unable, because of Ananda's mental or physical incapacity,

                                      -6-
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          unavailability, unwillingness or for any other reason, to secure his signature for any such execution, then Ananda hereby irrevocably designates and appoints the Company and its duly authorized officers and agents as his agent and attorney in fact, to act for and in his behalf and stead to execute and file any such application, specification, oath, assignment, recordation, or other instrument.

     5.2 Ananda hereby agrees to provide reasonable assistance to the Company, or its designees, at the Company's expense and request, in any and all countries, in the maintenance, enforcement and defense of the Licensed Patents, the Assigned Patent Applications, the Licensed Continuations, and the Disclosed Inventions.

     5.3 Ananda hereby agrees to provide reasonable assistance to the Company, or its designees, at the Company's expense and request, in the defense of any threatened claims or causes of action brought by third parties asserting their intellectual property rights against the Company, both during and after Ananda's employment.

     5.4 Ananda further agrees that his obligations under this Section 5 of the Agreement shall continue after the termination of this Agreement until the expiration of the last patent in any country of the world among the Licensed Patents and any patents issuing from the Assigned Patent Applications, the Licensed Continuations, and the Disclosed Inventions.

6.   No Implied License

     6.1 Notwithstanding all other provisions of this Agreement and the negotiations that led to this Agreement, the Parties acknowledge and agree that no right, title, assignment or license of any intellectual property rights, is or should be implied, expressed or imputed except as expressly set forth in this Agreement.

     6.2 For avoidance of doubt and without limitation, the Parties agree that, except as expressly provided in this Agreement:

          6.2.1 No right, title or license to any intellectual property or to make, use, sell, offer to sell or import any product is implied, expressed or imputed.

          6.2.2 Should Ananda or any sublicensee sell products practicing the Licensed Patents, the Assigned Patent Applications, the Licensed Continuations, or the Disclosed Inventions outside of the applicable Licensed Field(s) during the term of this Agreement, the Company is free to assert infringement claims and to obtain equitable and/or monetary relief, based on the Licensed Patents, the Assigned Patent Applications, the Disclosed Inventions, the Licensed Continuations,

                                      -7-
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                 and/or other patents, including presently existing and future patents, against Ananda or the sublicensee.

     6.3 Ananda agrees not to enter into licenses, including sublicenses pursuant to Section 4 (Sublicenses) and end user licenses, unless such licenses provide only a limited license to use and resell Licensed Products, which license is commensurate in subject matter and scope with the license grant in Section 3.

7.   Noncompetition

     Ananda agrees that he shall continue to be bound by the terms of the Noncompetition Covenant in Section 9 of the Employment Agreement. Without limiting the foregoing, Ananda agrees that for a period of two (2) years from the Effective Date, Ananda will not become a shareholder (other than of a publicly-traded company), officer, or employee of any business that competes with Company by making or selling any product which includes: (i) postal stamp and postage metering, printing, data, verification, and security, (ii) electronic scrip printing for any use, including without limitation ticketing, vouchering and couponing, (iii) electronic scrip printing by utilizing internet-related metering, printing, data, verification, and security, or (iv) any use, application, product, process, or technique relating to any use described in subsection (i), (ii) or (iii) above, including, without limitation, software, hardware, firmware, data and files. For the avoidance of doubt, and without limitation, no Licensed Products shall be used to compete with the Company, as defined in Section 9 of the Employment Agreement. The Company hereby acknowledges that the exercise of the rights granted in this Agreement within Licensed Field A shall not constitute a violation of this Section 7 (Noncompetition).

8.   Petition Process

     Ananda may, from time to time, approach the Company to request new fields of use for any of the licenses described in Section 3, with terms and conditions to be negotiated at arm's length, outside of the applicable Licensed Field(s). The Company agrees that it will consider any such request. After considering such request, the Company may, at its sole discretion, accept or reject the request, for any or no reason.

9.   Grantback on Improvements

     Ananda hereby agrees to grant to the Company a nonexclusive, irrevocable, royalty-free license for any purpose outside of Licensed Field A under any Improvement, any patent or patent application disclosing such Improvement, and any Improvement Know-how. Ananda shall disclose any such Improvement to the Company in writing within thirty (30) days after its actual or constructive reduction to practice. This license shall only apply to Improvements which are first conceived of within five (5) years of the Effective Date, and shall not apply if prohibited by an employment agreement or consulting agreement between Ananda and a Third Party.

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10.  Confidentiality of this Agreement

     The Parties agree and acknowledge that this Agreement is Confidential Information, pursuant to Section 3(a) of the Confidentiality Agreement.

11.  Representations and Warranties of Ananda

     11.1 Ananda represents and warrants that he has no present intention to and will not make, use, sell, offer to sell, and/or import Licensed Products except within the scope of the applicable Licensed Field(s).

     11.2 Ananda represents and warrants that he has not transferred, licensed, assigned, pledged or secured any right, title or interest in or to any of the Licensed Patents, the Assigned Patent Applications, the Licensed Continuations, the Disclosed Inventions, the Know-how or the Assignment and License Agreement to any Third Parties, including but not limited to those enumerated in Section 1.19.

     11.3 Ananda represents and warrants that, to the best of his knowledge, no Third Parties, including but not limited to those enumerated in
          Section 1.19, currently have or ever had any direct or indirect interest in any of the Licensed Patents, the Assigned Patent Applications, the Disclosed Inventions, the Licensed Continuations or the Know-how.

     11.4 Ananda represents and warrants that, to the best of his knowledge, Ananda has not and never created any encumbrance, license, lien or security interest, economic or otherwise, on or to any of the Licensed Patents, the Assigned Patent Applications, the Disclosed Inventions, the Licensed Continuations, the Know-how or the Assignment and License Agreement.

     11.5 Ananda represents and warrants in respect to each of the Licensed Patents, the Assigned Patent Applications, the Disclosed Inventions, the Licensed Continuations, and the Know-how that he has and had legal power and authority, without having to obtain any approval from anyone or any entity, to extend the rights granted to the Company in this Agreement and in the Past Agreements and that he has not made and will not make any commitments to others inconsistent with or in derogation of such rights.

     11.6 Ananda represents and warrants that he has not taken any action to prevent a United States Application for Letters Patent for On-Line Postage System from being filed or to withdraw any such application from consideration by the Patent and Trademark Office.

     11.7 Ananda represents and warrants that he has not taken any action to prevent the Attached Assignments from being recorded with the Patent and Trademark Office, accompanied by cover sheets as required by 37 C.F.R. (S) 3.11, as assignment documents for the Licensed Patents and the Assigned Patent Applications.

     11.8 Ananda represents and warrants that, to the best of his knowledge, no assignments, licenses, security interests or other documents, other than the Attached Assignments, have been recorded in any government agency, including but not limited to the United States Patent and Trademark Office, for any of the Licensed Patents or the Assigned Patent Applications.

12.  Representations and Warranties of Company

     12.1 Company represents and warrants that it has not transferred, licensed, assigned, pledged or secured any right, title or interest in or to any of the Licensed Patents or Disclosed Inventions to any Third Parties, inconsistent with the license granted to Ananda under this Agreement.

     12.2 Company represents and warrants in respect to the Licensed Patents and Disclosed Inventions that it has and had legal power and authority, without having to obtain any approval from anyone or any entity, to extend the rights granted to Ananda in this Agreement and in the Past Agreements and that it has not made and will not make any commitments to others inconsistent with or in derogation of such rights.

     12.3 Ananda agrees that no part of the Collateral Assignment, Patent Mortgage and Security Agreement (or any related documents) between Stamps.com and Silicon Valley Bank, attached hereto as Exhibit G, shall constitute a violation of either Section 12.1 or Section 12.2 of this Agreement.

13.  Disclaimer of Other Warranties

     13.1 Except as expressly set forth in Sections 10 and 11 of this Agreement, each Party grants or licenses the rights under this Agreement and the Past Agreements "AS IS" and disclaims all other warranties express, implied or statutory, including but not limited to:

          13.1.1 any warranty or representation as to the validity or scope of any patent or other intellectual property right.

          13.1.2 a requirement that either Party shall file any patent application, secure any patent, or maintain any patent in force, except as otherwise provided in Section 5 of this Agreement, Section 4(d) of the Confidentiality Agreement and
                  Article II of the Assignment and License Agreement.

          13.1.3 an obligation by the Company to bring or prosecute actions or suits against third parties for infringement.

          13.1.4 an obligation by the Company to furnish any manufacturing or technical information.

          13.1.5 conferring a right to use in advertising, publicity, fundraising or otherwise any trademark or trade name.

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          13.1.6  granting by implication, estoppel, or otherwise, any licenses, rights or title to patents not expressly granted herein or in the Past Agreements, regardless of whether such other patents are dominant of or subordinate to any patents licensed or assigned in this Agreement or the Past Agreements.

          13.1.7 any warranty or representation that anything made, used, sold, or otherwise disposed of under any intellectual property licensed or assigned in this Agreement or the Past Agreements is or will be free from infringement of patents of Third Parties or any future patents of the Company or Ananda.

14.  Limitation of Liability

     Neither Party assumes any responsibility whatsoever with respect to the use, sale, or other disposition by the other Party or its licensees or other transferees of products incorporating or made by use of inventions licensed or assigned under this Agreement or the Past Agreements.

     Neither Party will be liable to the other or any third party, under any circumstances, for any consequential, indirect, special, incidental or exemplary damages, (including without limitation lost profits, loss of anticipated business, loss of data, or business losses) arising out of or related to this Agreement even if such damages are foreseeable, and even if the Party has been apprised of the likelihood of such damages occurring.

15.  Indemnification

     15.1 Ananda will hold the Company harmless against all liabilities, demands, expenses, or losses arising (1) out of use by Ananda or his licensees or transferees of inventions licensed under this Agreement or the Past Agreements, (2) out of any use, sale, or other disposition by Ananda or his licensees or transferees of products made by use of such inventions, or (3) out of any alleged infringement by Ananda or his licensees or transferees of third parties' intellectual property rights.

     15.2 The Company will hold Ananda harmless against all liabilities, demands, expenses, or losses arising (1) out of use by the Company or its licensees or transferees of inventions assigned under this Agreement or the Past Agreements, (2) out of any use, sale, or other disposition by the Company or its licensees or transferees of products made by use of such inventions, or (3) out of any alleged infringement by the Company or its licensees or transferees of third parties' intellectual property rights.

16.  Assignment of the Agreement

     16.1 Except as otherwise provided in Section 3 (License Grant) and Section 4 (Sublicenses), Ananda's obligations under this Agreement are personal to Ananda and may not be assigned or otherwise transferred without the prior written consent of the Company. Any attempted assignment or transfer without such consent shall be void.

     16.2 This Agreement shall be binding on any successor of the Company in ownership or control of the Licensed Patents and the obligations of Ananda shall run in favor of any such successor and of any assignee of the Company's benefits under this Agreement. The Company shall be free to assign or transfer this Agreement, at its sole discretion.

17.  Termination/Arbitration

     17.1 In the event of any dispute regarding either (i) the exercise of the licenses granted in Section 3 (License Grant) outside of the applicable Licensed Field(s) or (ii) breach of the terms of Section 7 (Noncompetition), either of the Parties may request, by written notice (the "Dispute Notice") to the other Party and to the American Arbitration Association ("AAA"), and shall be entitled to, an expedited arbitration proceeding. The purpose of any such arbitration proceeding shall be solely to determine whether any such breach, default, or other defect of performance has occurred, and to govern the right to terminate this Agreement accordingly, pending a final judicial determination on the merits.

     17.2 Any arbitration proceeding under this Agreement shall be governed by the Expedited Procedures of the Commercial Arbitration Rules of the AAA in force as of the Effective Date (regardless of the amount in controversy) and shall be administered by a single arbitrator. If the Parties cannot agree upon an arbitrator within three (3) business days after delivery of the Dispute Notice, an arbitrator shall be chosen from a list of six (6) arbitrators drawn by the AAA which includes only arbitrators that have conducted at least ten (10) prior arbitration proceedings, and which is mailed to the Parties no later than seven (7) business days after receipt of the Dispute Notice. Each Party shall strike two names from the list and return it to the AAA within seven (7) days from the date of the AAA's mailing to the Parties. The AAA shall choose the arbitrator from the names remaining on the list. If all of the persons remaining on the list are unable to serve for any reason, the Parties shall repeat this process until an arbitrator is selected. Both Parties shall share the fees of the AAA and the arbitrator equally. The Parties may seek reasonable discovery at the discretion of the arbitrator, or the arbitrator may alternatively order disclosure of nonprivileged materials. Unless mutually agreed by the Parties otherwise, any arbitration shall take place in the City of Los Angeles, California. Unless mutually agreed by the Parties otherwise, the period from mailing of the Dispute Notice until the final decision of the arbitrator shall not exceed 75 days. In the event of a conflict between the applicable rules of the AAA and these procedures, the provisions of these procedures shall govern. If the arbitrator finds that Ananda has either (i) exercised the rights granted to him outside of the applicable Licensed Field(s), or (ii) violated the terms of Section 7 (Noncompetition) of this Agreement, the Company may terminate this Agreement upon thirty (30) days' prior written notice. Such notice shall become effective at the end of such thirty (30) day period unless Ananda shall have cured such breach, default or other defect of performance. The arbitrator shall render a summary written opinion that shall not exceed three pages, and the arbitrator's decision shall be binding upon the Parties until a court of law rules on the issue(s) decided by the arbitrator.

     17.3 Arbitration shall not be the exclusive remedy for disputes regarding breach, default, or other defect of performance under the licenses herein granted. Either Party may also obtain any equitable and/or monetary relief to which a court may deem it is entitled. The court may, on a de novo basis, review any ruling of fact or law reached by the arbitrator. For the avoidance of doubt and without limitation, a court shall not be bound by an arbitrator's decision under this
          Section 17. If a court finds that Ananda has either (i) exercised the rights granted to him outside of the applicable Licensed Field(s), or
          (ii) violated the terms of Section 7 (Noncompetition) of this Agreement, the Company may terminate this Agreement upon thirty (30) days' prior written notice. Such notice shall become effective at the end of such thirty (30) day period unless Ananda shall have cured such breach, default or other defect of performance.

     17.4 Except for Section 3 (Grant), and Section 8 (Petition Process), all provisions of this Agreement shall survive any termination of this Agreement.

18.  Notices

     18.1 Notices or requests under this Agreement, including correspondence items concerning the Agreement, shall be served on the Party to whom directed by facsimile and also by depositing them, postage prepaid, in the U.S. mails, registered or certified, and addressed to the served Party as follows (or to other addresses established as provided in Section 18.2):

     To the Company:
          Chief Executive Officer
          Stamps.com, Inc.
          2900 31st Street, Suite 150
          Santa Monica, CA  90405
          Fax: (310) 450-7337

     To Ananda:
          Mohan Ananda
          549 Lakeview Canyon Road
          Westlake Village, CA  91362
          Fax: (805) 371-4760

     18.2 Notice served as provided in Section 18.1, above, shall be deemed given one (1) day following the date of deposit in the U.S. mails. If notice is given other than as provided in Section 18.1, then the burden of proving service and receipt by the addressee shall be on the Party alleging service of notice.

          Either Party may change its effective address by giving thirty (30) days notice of the new address in the manner provided in Section 18.1, above.

19.  Miscellaneous Provisions

     19.1 Ananda and the Company agree to mark all products sold under the granted license with the word "Patent" or "Patents" and the number or numbers of the applicable licensed patent or licensed patents, chosen from the Licensed Patents, and/or any patents issuing from the Assigned Patent Applications, the Disclosed Inventions, and the Licensed Continuations.

     19.2 If one or more of the provisions in this Agreement are deemed void by law, then the remaining provisions will continue in full force and effect.

     19.3 No modification, renewal, extension, or waiver, and, except as provided in Section 17 (Termination/Arbitration) hereof, no termination of this Agreement or any of its provisions, shall be binding on the Party against whom enforcement of such modification, renewal, extension, waiver, or termination is sought, unless made in writing and signed on behalf of such Party by one of its executive officers in the case of the Company or by Ananda in the case of Ananda. As used herein, the word "termination" includes any and all means of bringing to an end prior to its expiration by its own terms this Agreement, or any provision thereof, whether by release, discharge, abandonment, or otherwise.

     19.4 This Agreement shall be construed, interpreted, and applied in accordance with the laws of the State of California. Except for arbitrations governed under Section 17 of this Agreement, the Parties agree that the exclusive jurisdiction and venue for any action brought between the Parties under this Agreement shall be the state and federal courts sitting in Los Angeles County, and each of the Parties hereby agrees and submits itself to the exclusive jurisdiction and venue of such courts for such purpose.

     19.5 Each Party to this Agreement acknowledges that it has read and understands this Agreement, that the Agreement represents the product of arms' length bargaining between the Parties, and that it signs the Agreement voluntarily and without coercion. Each Party further acknowledges that it was given the opportunity to consult with an attorney of its own choosing concerning the provisions of this Agreement. This Agreement shall not be construed against any Party by reason of the drafting or preparation thereof.

     Executed this ____ day of May, 1999.

                                        MOHAN ANANDA

                                        ______________________________________
                                        Mohan Ananda

                                        STAMPS.COM, INC.


                                        By:___________________________________
                                        Name:_________________________________
                                        Title:________________________________